EXHIBIT 99.1


                               FOOTNOTES TO FORM 3

(1) 3,578,608 of these shares of the Issuer's common stock, par value $.01 per share ("Common Stock"), are held of record by Quaker Capital Partners I, L.P. ("QCP1"). 2,001,097 of these shares of Common Stock are held of record by Quaker Capital Partners II, L.P. ("QCP2"). 1,128,405 of these shares of Common Stock are held in private accounts (the "Managed Accounts") managed by Quaker Capital Management Corporation ("QCMC"). Quaker Premier, L.P. ("Premier"), as the sole general partner of QCP1, may be deemed to beneficially own the securities held of record by QCP1. Quaker Premier II, L.P. ("Premier2"), as the sole general partner of QCP2, may be deemed to beneficially own the securities held of record by QCP2. QCMC, the general partner of Premier and Premier2, serves as the investment manager to QCP1 and QCP2. QCMC may be deemed to beneficially own the securities held of record by QCP1, QCP2 and the Managed Accounts. Mark G. Schoeppner is the sole director and executive officer of QCMC and may be deemed to beneficially own the securities deemed to be beneficially owned by QCMC. Each Reporting Person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein, and this report shall not be deemed an admission that such Reporting Person is the beneficial owner of the securities for purposes of Section 16 of the Exchange Act or any other purpose.

(2) As adjusted in connection with an issuance of securities that results in an anti-dilution adjustment to the number of shares of Common Stock exercisable under, and the per share exercise price of such shares under, the Warrants.

(3) 1,048,163 of these shares of Common Stock issuable upon exercise of the Warrant are held by QCP1. 584,491 of these shares of Common Stock issuable upon exercise of the Warrant are held by QCP2. Each Reporting Person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein, and this report shall not be deemed an admission that such Reporting Person is the beneficial owner of the securities for purposes of Section 16 of the Exchange Act or any other purpose.

(4) The number of shares of Common Stock issuable upon exercise of the Warrant and the exercise price per share of Common Stock subject to the Warrant are subject to adjustment in the event of stock splits and similar events, and in the event of stock issuances below either the market price or exercise price (other than certain customary exceptions).

(5) 1,050,000 of these shares of Common Stock issuable upon exercise of the Warrant are held by QCP1. 616,666 of these shares of Common Stock issuable upon exercise of the Warrant are held by QCP2. Each Reporting Person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein, and this report shall not be deemed an admission that such Reporting Person is the beneficial owner of the securities for purposes of Section 16 of the Exchange Act or any other purpose.

(6) Immediately exercisable; provided that the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and exercise of the Warrants issued to all purchasers in the offering is limited to 19.9% of the number of shares of Common Stock of the Issuer that were outstanding prior to the issuance of such securities until the Issuer's shareholders approve issuance of shares of Common Stock in excess of such exchange cap.

(7) The Series A Convertible Preferred Stock has no expiration date.

(8)  QCP1  is the  record  owner  of  3,150  shares  of the  Issuer's  Series  A
Convertible Preferred Stock. QCP2 is the record owner of 1,850 shares of Preferred Stock. The Series A Convertible Preferred Stock is convertible into Common Stock of the Issuer at an initial conversion rate of 666.6667 shares of Common Stock for each share of Series A Convertible Preferred Stock. The number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock is subject to adjustment based on changes in the conversion price, which is $1.50 initially, in the event of stock splits and similar events, and in the event of stock issuances below either the market price or the conversion price (other than certain customary exceptions). The number of shares issuable upon conversion of a share of Series A Convertible Preferred Stock at any time will be determined by dividing the stated value of such share, $1,000, by the conversion price then in effect.

(9) Each Reporting Person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein, and this report shall not be deemed an admission that such Reporting Person is the beneficial owner of the securities for purposes of Section 16 of the Exchange Act or any other purpose.